SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2011, the Board of Directors of Portland General Electric Company (the “Company”) adopted an amendment to Section 5.2 of Article V of the bylaws of the Company, effective on such date. The previous language provided that officers appointed by the board shall hold office from the date of appointment to the next annual meeting of the board. The amended language provides that officers appointed by the board shall hold office at the pleasure of the Board of Directors and until a successor shall have been duly appointed and qualified or until the officer’s death, resignation or removal. The amendment eliminates the requirement that the board reappoint the entire slate of officers at each annual meeting of the board.

The amendment changes Section 5.2 of Article V to read in its entirety as follows:

5.2    Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors from time to time as determined by the Board of Directors or, if authorized pursuant to Section 5.1 of this Article V, shall be appointed at such time as determined by a duly authorized officer. Each officer shall hold office at the pleasure of the Board of Directors and until a successor shall have been duly appointed and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

A copy of the Eighth Amended and Restated Bylaws of Portland General Electric Company is included herewith as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Portland General Electric Company’s 2011 annual meeting of shareholders was held in Portland Oregon on May 11, 2011. The following proposals were voted on at the meeting by the Company’s shareholders:

1.	The election of directors;

2.	An advisory, non-binding approval of the compensation of the Company’s named executive officers;

3.	An advisory, non-binding vote on whether the shareholder vote to approve the compensation of the Company’s named executive officers should occur every one year, two years, or three years; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

There were 75,321,733 shares of common stock issued and outstanding as of March 7, 2011, the record date for the meeting, with 68,981,354 shares represented at the annual meeting.

Each of the director nominees listed below was elected and the voting results were as follows:

Nominee	For	Withheld	Broker Non-votes
John W. Ballantine	61,600,649	504,141	6,876,564
Rodney L. Brown, Jr.	61,624,977	479,813	6,876,564
David A. Dietzler	61,708,108	396,682	6,876,564
Kirby A. Dyess	61,838,810	265,980	6,876,564
Peggy Y. Fowler	61,831,603	273,187	6,876,564
Mark B. Ganz	61,702,505	402,285	6,876,564
Corbin A. McNeill, Jr.	61,611,896	492,894	6,876,564
Neil J. Nelson	61,714,979	389,811	6,876,564
M. Lee Pelton	61,614,100	490,690	6,876,564
James J. Piro	61,705,923	398,867	6,876,564
Robert T.F. Reid	61,710,418	394,372	6,876,564

Our shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. There were 60,701,076 votes cast for the proposal, 988,674 votes cast against the proposal, 415,040 abstentions and 6,876,564 broker non-votes.

Our shareholders approved, on an advisory, non-binding basis, a frequency of once every year for the advisory, non-binding shareholder vote to approve the compensation of the Company’s named executive officers. There were 43,347,919 votes cast for a one-year frequency, 382,747 votes cast for a two-year frequency, 18,260,030 votes cast for a three-year frequency, 114,094 abstentions and 6,876,564 broker non-votes. In accordance with the results of this advisory vote, the Board of Directors has determined that future shareholder advisory votes on the compensation of our named executive officers will be held annually, and will be included in the proxy materials for each annual meeting, until the next required vote on the frequency of such advisory shareholder votes.

Our shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011. There were 68,544,507 votes cast for the proposal, 347,395 votes cast against the proposal and 89,452 abstentions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Eighth Amended and Restated Bylaws of Portland General Electric Company, as amended on May 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 16, 2011	By:	/s/ Maria M. Pope
Maria M. Pope
Senior Vice President, Finance, Chief Financial Officer, and Treasurer

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